[[1]]FINEDG:[18396.LTR]00001.PIP
   EDGAR only               EDG: 27-FEB-1997
 04:49   BLK: 00-000-0000 00:00
[[1]]BISYS FUND SERVICES
A/R FUNDS/UIT   R.R. Donnelley
 (614) 461-6464        EDITOR A2.7-3  ***

                [LETTERHEAD OF ERNST &
 YOUNG LLP APPEARS HERE]



Board of Trustees
HSBC Mutual Funds Trust


In planning and performing our audit
of the financial statements of
HSBC International Equity Fund, a
 portfolio of HSBC Mutual Funds Trust,
for the year ended December 31, 1996,
 we considered its internal control
structure, including procedures for
 safeguarding securities, in order to
determine our auditing procedures
for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of HSBC Mutual
 Funds Trust is responsible for establishing and maintaining an internal control structure.  In fulfilling this
responsibility, estimates and judgments
by management are required to
assess the expected benefits and related
 costs of internal control structure
policies and procedures.  Two of the
 objectives of an internal control
structure are to provide management
with reasonable, but not absolute,
assurance that assets are safeguarded
 against loss from unauthorized use or
disposition and that transactions are
 executed in accordance with management's authorization and recorded properly to permit preparation of financial
statements in conformity with generally
 accepted accounting principles.

Because of inherent limitations in
 any internal control structure, errors or irregularities may occur and not be detected.  Also, projection of any
evaluation of the structure to future
 periods is subject to the risk that it
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of the internal
 control structure would not necessarily
disclose all matters in the internal control
 structure that might be material
weaknesses under standards established
 by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce
to a relatively low level the risk that
errors or irregularities in amounts
that would be material in relation to
 the financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions. However, we noted no matters involving the internal control structure, including  procedures for
safeguarding securities, that we consider
 to be material weaknesses as defined
above as of December 31, 1996.

This report is intended solely for the
information and use of management and
the Securities and Exchange Commission.


                     /s/ Ernst & Young LLP
                  ERNST & YOUNG LLP


February 10, 1997